Exhibit 23.1

Plante & Moran, PLLC
Suite 300
19176 Hall Road
Clinton Township, Ml 48038
Tel: 586.416.4900
Fax: 586.416.4901
plantemoran.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-3 (Registration No.’s. 333-135872, 333-148601, 333-160791, and 333-160710) and Forms S-8 (Registration No.’s 333-66791, 333-126627, 333-135896, 333-146817, 333-153046, 333-160135, and 333-169003) of Rockwell Medical Technologies, Inc. and Subsidiary of our reports dated March 5, 2012 on the consolidated financial statements and related financial statement schedule of Rockwell Medical Technologies, Inc. and Subsidiary as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, appearing in the Annual Report on Form 10-K of Rockwell Medical Technologies, Inc. and Subsidiary for the year ended December 31, 2011.

Clinton Township, Michigan

March 5, 2012